EXHIBIT 10.19

SECOND AMENDMENT TO

SUBSCRIPTION AGREEMENT

SERIES B CONVERTIBLE PREFERRED STOCK

AND WARRANTS

This Second Amendment to Subscription Agreement for Series B Convertible Preferred Stock and Warrants (this “Amendment”) is made as of February 28, 2014, by and among Nano Vibronix, Inc., a Delaware corporation (the “Company”), and the persons who execute this Amendment (the “Majority Holders”).

W I T N E S S E T H :

WHEREAS, the Company and the holders of the Company’s Convertible Promissory Notes convertible into shares of Series B-2 Participating Convertible Preferred Stock (the “Series B-2 Notes”) and the Company’s Series B-2 Participating Convertible Preferred Stock Warrants (the “Warrants”) are parties to that certain Subscription Agreement for Series B Convertible Preferred Stock and Warrants, dated March 2009, as amended by that certain First Amendment to Subscription Agreement for Series B Convertible Preferred Stock, dated November 14, 2011 (as amended, the “Subscription Agreement”); and

WHEREAS, pursuant to Section 5.8 of the Subscription Agreement, the Subscription Agreement may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding Shares (as defined in the Subscription Agreement) and any such amendment shall be binding upon each holder of any securities purchased under the Subscription Agreement, each future holder of all such securities, and the Company; and

WHEREAS, the Majority Holders hold (i) a majority of the aggregate currently-outstanding principal amount of the Series B-2 Notes and (ii) Warrants exercisable for a majority of the shares of Series B-2 Participating Convertible Preferred Stock for which the Warrants, in the aggregate, are currently exercisable; and

WHEREAS, pursuant to Section 5.a of the Series B-2 Notes, the Series B-2 Notes may be amended as provided in the Subscription Agreement; and

WHEREAS, pursuant to Section 11 of the Warrants, the Warrants and any term thereof may be changed, waived, discharged or terminated as provided in the Subscription Agreement; and

WHEREAS, the Company and the Majority Holders desire to amend the Subscription Agreement to provide that the Series B-2 Notes may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding principal amount of the Series B-2 Notes; and

WHEREAS, the Company and the Majority Holders desire to amend the Subscription Agreement to provide that the Warrants and any term thereof may be changed, waived, discharged or terminated with the written consent of the Company and the holders of Warrants exercisable for a majority of the securities for which the Warrants, in the aggregate, are then-currently exercisable;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Section 5.8 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the aggregate then-outstanding securities purchased under this Agreement or securities into or for which the securities purchased under this Agreement have been converted or exchanged (the “Then-Outstanding Securities”). With respect to any Then-Outstanding Securities that are notes, any provision of such notes may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding principal amount of the notes. With respect to any Then-Outstanding Securities that are warrants, the warrants and any term thereof may be changed, waived, discharged or terminated with the written consent of the Company and the holders of such warrants exercisable for a majority of the securities for which such warrants, in the aggregate, are then-currently exercisable. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Then-Outstanding Securities at the time outstanding (including the Underlying Shares or other securities into or for which such securities are convertible or exercisable), each future holder of all such Then-Outstanding Securities, and the Company.

2. This Amendment shall be effective upon its execution by the Company and the Majority Holders.

3. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail (in portable document format (“PDF”)) shall be effective as delivery of a manually executed counterpart of this Amendment.

4. This Amendment shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows]

2

IN WITNESS WHEREOF the parties have signed this Amendment as of the date first written above.

NANO VIBRONIX, INC.

By:	/s/ Harold Jacob
	Name:	Harold Jacob
	Title:	Chief Executive Officer

HOLDERS

/s/ W.B. Nominees Limited

/s/ Walker Crips Stockbroker Ltd.

/s/ T.D.K. Simond

/s/ David Naylor-Leyland

/s/ Ian Harrison

/s/ Mark Nixon

/s/ Ira Greenstein

/s/ IDT Corporation

/s/ Orin Hirschman

/s/ Paul Packer

/s/ Jonathan Kahan

/s/ Judah Schorr

/s/ Miriam Winder Kelly

/s/ Bezalel Perl

/s/ Medical Instrument Development Inc.

/s/ Globis Overseas Fund, Ltd.

/s/ A. Chris Tupker

/s/ David Kreinberg

/s/ American Investments Limited

/s/ Joseph Bronner

/s/ Steven Zullar

/s/ Globis Capital Partners, LP